UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024 (July 25, 2024)

NEXSTAR MEDIA GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway Suite 700
Irving, Texas		75062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 373-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2024, the Board of Directors (the “Board”) of Nexstar Media Group, Inc. (“Nexstar” or the “Company”) appointed Ellen Johnson as a member of the Board, effective October 1, 2024. Ms. Johnson will stand for election at each annual meeting of the Company’s stockholders beginning in 2025. The Board determined that Ms. Johnson satisfies the applicable independence requirements of NASDAQ and Securities and Exchange Commission rules.

Ms. Johnson currently serves as Executive Vice President, Chief Financial Officer of The Interpublic Group of Companies, Inc. (“IPG”) having direct management responsibility for all areas of global finance, information technology and investor relations, and is the executive sponsor of programs related to climate action, social programs and governance across IPG. She also oversees the mergers and acquisitions and financial planning functions. From 2004 to 2020, Ms. Johnson previously served as Senior Vice President of Finance and Treasurer of IPG, with direct responsibility for treasury, corporate development and financial planning and analysis.

The elements of Ms. Johnson’s compensation as a member of the Board is consistent with other non-employee members of the Board, as disclosed in the Company’s Schedule 14A definitive proxy statement filed on April 29, 2024. Ms. Johnson does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no arrangements or understandings between Ms. Johnson and any other person pursuant to which Ms. Johnson was selected as a director of the Company. Additionally, there are no transactions involving the Company and Ms. Johnson that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

As of the date of this report, the Board has not determined Ms. Johnson’s Board committee assignment. In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company intends to file an amendment to this report when such information is available.

Item 7.01 Regulation FD Disclosure.

On July 30, 2024, the Company issued a press release announcing the appointment of Ms. Johnson to the Board, as described in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein. The information included under this Item 7.01 and in Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

On July 26, 2024, Nexstar issued a press release, a copy of which is attached hereto as Exhibit No. 99.2 and incorporated by reference herein, announcing that the Board has declared a quarterly cash dividend of $1.69 per share on its outstanding common stock. The dividend is payable on August 23, 2024 to stockholders of record on August 9, 2024. In addition, the Board also approved a new share repurchase program authorizing the Company to repurchase up to $1.5 billion of its common stock. The new share repurchase authorization is in addition to Nexstar’s existing share repurchase program announced in July 2022, of which $496 million remained as of May 8, 2024.

This Current Report on Form 8-K, including Exhibit 99.2 attached hereto, includes forward-looking statements. The Company has based these forward-looking statements on its current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Current Report on Form 8-K might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the Company’s Annual Report for the year ended December 31, 2023 and the Company’s subsequent public filings with the Securities and Exchange Commission.

This Current Report is for informational purposes only and does not constitute an offer of any securities for sale.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Nexstar Media Group, Inc. dated July 30, 2024.
99.2	Press Release of Nexstar Media Group, Inc. dated July 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXSTAR MEDIA GROUP, INC.

Date:	July 31, 2024	By:	/s/ Lee Ann Gliha
		Name:	Lee Ann Gliha

Title:	Chief Financial Officer
(Principal Financial Officer)